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                         CONSENT OF ARTHUR ANDERSEN LLP

  As independent public accountants, we hereby consent to the use of our reports, and to all references to our Firm, included in this registration statement.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah

July 8, 1998